Exhibit 3.1
MSC INCOME FUND, INC.
ARTICLES OF AMENDMENT
MSC INCOME FUND, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of
Maryland (the “SDAT”) that:
FIRST:The charter of the Corporation is hereby amended to provide that, immediately upon acceptance of these Articles of Amendment for record (the “Effective
Time”) by the SDAT, every two shares of common stock, $0.001 par value per share, of the Corporation that were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of common stock, $0.002 par value per share of the Corporation.
SECOND:Upon the effectiveness of the amendment set forth in Article
FIRST hereof, the charter of the Corporation is hereby further amended to decrease the par value of each share of common stock of the Corporation from $0.002 per share to
$0.001 per share.
THIRD:These Articles of Amendment were approved by a majority of the board of directors of the Corporation, and (i) the amendment set forth in Article FIRST hereof is made without action by the stockholders of the Corporation pursuant to Section
2-309(e) of the Maryland General Corporation Law and the amendment set forth in
Article SECOND hereof is made without action by the stockholders of the Corporation pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law.
FIFTH:The authorized stock of the Corporation has not been increased by these Articles of Amendment. The aggregate par value of the authorized stock of the
Corporation has not been increased by these Articles of Amendment.
SIXTH:As amended hereby, the charter of the Corporation shall remain in full force and effect.
SEVENTH:Each of the undersigned acknowledges these Articles of
Amendment to be the act and deed of the respective entity on behalf of which he or she has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts relating to the entity on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties of perjury.
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IN WITNESS WHEREOF, these Articles of Amendment are hereby
signed in the name of and have been duly executed, as of the 16th day of December,
2024, on behalf of the Corporation, by its officer set forth below.
ATTEST:MSC INCOME FUND, INC.,
a Maryland corporation
By:    _/s/ Jason B. Beauvais________By: __/s/ Dwayne L. Hyzak__
Name:Jason B. BeauvaisName: Dwayne L. Hyzak
Title:SecretaryTitle:  Chief Executive Officer